Diversified Restaurant Holdings Appoints Phyllis A. Knight Chief Financial Officer and Treasurer
October 24, 2016

NEWS RELEASE

27680 Franklin Road Southfield, Michigan 48034
FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Appoints
Phyllis A. Knight Chief Financial Officer and Treasurer
David G. Burke named President and CEO as part of succession plan
SOUTHFIELD, MI, October 24, 2016 -- Diversified Restaurant Holdings, Inc. (NASDAQ: SAUC) ("DRH" or the "Company"), the largest franchisee for Buffalo Wild Wings® ("BWW") and creator and operator of Bagger Dave's Burger Tavern® ("Bagger Dave's"), announced that Phyllis A. Knight has joined Diversified Restaurant Holdings, effective today, as Chief Financial Officer and Treasurer. Concurrently, David G. Burke has assumed the role of President and Chief Executive Officer of DRH, and Michael Ansley will continue as Executive Chairman of the Board in accordance in keeping with the previously announced succession plan.
“I am grateful to have had the opportunity to lead this company, and am equally excited about its future,” commented Mr. Ansley. “We have begun the next phase of our strategy, and believe David and Phyllis are the right choices to execute our plans and deliver shareholder value.”
Mr. Burke said, “I am honored to take on this role and look forward to advancing the Company’s strategic priorities as we focus on our highly-successful BWW franchise and further strengthening our balance sheet and profitability.” He added, “We are fortunate to add Phyllis to the team. She is an accomplished executive and her significant experience in finance, operations and capital markets align very well with DRH’s strategic focus.”
Ms. Knight brings more than 30 years of finance, accounting and leadership experience. She has served in several senior executive positions in the manufacturing, home builder and mortgage services industries. She most recently served as EVP and CFO of Polar Corporation, the largest tank trailer manufacturing, parts, and service organization in North America. Prior to that Ms. Knight spent eleven years at Champion Enterprises, Inc. and Champion Enterprises Holdings, LLC, the bulk of which as EVP and CFO. At Champion, she directed all finance functions, including strategic planning, Securities and Exchange Commission reporting, treasury, capital markets, investor relations, cash management, risk management, mergers and acquisitions, and IT. A Certified Public Accountant (inactive license), Ms. Knight began her career at KPMG after earning a Bachelor of Arts degree in Accounting from Michigan State University.
About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. operates 64 BWW franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. The Company also owns and operates 19 Bagger

Diversified Restaurant Holdings Appoints Phyllis A. Knight Chief Financial Officer and Treasurer
October 24, 2016

Dave's restaurants in Indiana, Michigan and Ohio. The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release contains forward-looking statements, which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's Bagger Dave’s spinoff, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, receiving regulatory and other approvals for the spinoff, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

For more information, contact:
Investor and Media Contact:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com